Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2018 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

Virginia Beach, VA – February 26, 2019 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) today reported operating and financial results for the three and twelve months ending December 31, 2018.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net loss per common share	$(1.66)	$(1.22)	$(3.17)	$(2.54)
FFO per common share and common unit	(0.05)	(0.56)	0.42	0.19
AFFO per common share and common unit	0.15	0.18	0.73	1.31

2018 FOURTH QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)

•	Paid down the Revere Term Loan with proceeds from the sale of the Monarch Bank Building for a contract price of $1.8 million, resulting in a gain of $151 thousand and proceeds of $299 thousand.

•	Extended the Bulldog Investors Senior Convertible Notes to June 2019 with monthly principal and interest payments of $234 thousand.

•	Extended the First National Bank and Lumber River loans for a total of $4.5 million in indebtedness, and extended the debt maturities to 2020.

•	Paid $575 thousand on the Revere Term Loan from proceeds generated through the Riversedge North refinancing of $1.8 million, which extended the debt maturity to 2023.

•	Recognized impairment charges of $5.5 million on goodwill, $3.9 million on land held for sale and $1.7 million on the Sea Turtle notes receivable.

•
On December 20, 2018 the company suspended fourth quarter dividends on shares of its Series A Preferred Stock, Series B Convertible Preferred Stock and Series D Cumulative Convertible Preferred Stock, totaling approximately $3.0 million.

•	Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") shareholders of $15.8 million, or ($1.66) per share.

•	Total revenue from continuing operations increased by 12.39% or $1.8 million.

•	Property Net Operating Income ("NOI") from continuing operations increased by 11.97% to approximately $11.2 million.

•	Adjusted Funds from Operations ("AFFO") of $0.15 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.

2018 YEAR-TO-DATE HIGHLIGHTS

•
Backfilled 3 former Southeastern Grocers locations, which we recaptured in its bankruptcy proceeding, with two Low Country Grocers (Piggly Wiggly's) at Ladson Crossing and South Park with rents that commenced in the third quarter 2018 and a third Piggly Wiggly at St. Matthews with rents commencing in the first quarter of 2019.

•	Received approval on all Southeastern Grocers lease modifications by the bankruptcy court, representing 543 thousand square feet.

•	Executed a lease termination fee of $980 thousand with Farm Fresh at Berkley Shopping Center.

•	Reduced the KeyBank Credit Line to $52.1 million from $68.0 million at December 31, 2017.

•	Reduced the Revere Term Loan to $1.1 million from $6.8 million at December 31, 2017.

•	Sold 4 properties for a total of $11.6 million, resulting in a gain of $3.4 million and net proceeds of $6.3 million which were used to deleverage the balance sheet.

•	Recorded a lease termination expense of $250 thousand to allow a space to be available for a high credit grocery store tenant at JANAF.

•	Net loss attributable to Wheeler's Common Stock shareholders of $29.3 million, or ($3.17) per share.

•	Total revenue from continuing operations increased by 12.26% or $7.2 million.

•	NOI from continuing operations increased by 15.05% to approximately $46.4 million.

•	AFFO of $0.73 per share of the Company's Common Stock and Common Unit.

•	Reinvested $5.1 million in our properties through tenant improvements and capital expenditures.

SUBSEQUENT EVENTS

•
On January 11, 2019, the Company completed the sale of Jenks Plaza for a contract price of $2.20 million, resulting in a gain of $388 thousand with net proceeds of $1.84 million. Net proceeds were used to pay $323 thousand on the Revere Term Loan and $1.51 million on the First National Bank Line of Credit reducing the First National Bank Line of Credit to $1.42 million.

•
On February 7, 2019, the Company completed the sale of a 1.28 acre parcel of non-income producing land at Harbor Pointe for a contract price of $550 thousand, resulting in net proceeds of $496 thousand. Net proceeds were used to payoff the associated debt and $30 thousand on the Revere Term Loan. Approximately 5 acres of land remain at Harbor Pointe.

•
In January 2019, the Company extended the promissory notes at Perimeter Square extending the maturity dates to March 2019 from December 2018 and extended the maturity date on the Revere Term Loan to April 2019 from February 2019.

•	Reduced the Revere Term Loan to $505 thousand, $200 thousand from monthly principal payments from operating cash and $353 thousand from sales proceeds noted above.

•	Reduced the Bulldog Investors Senior Convertible Notes by $450 thousand to $919 thousand from $1.4 million through monthly principal payments from operating cash.

BALANCE SHEET

•	Cash and cash equivalents totaled $3.5 million at December 31, 2018, compared to $3.7 million at December 31, 2017.

•
Total debt was $369.6 million at December 31, 2018 (including debt associated with assets held for sale), compared to $371.5 million at September 30, 2018. Our total debt at December 31, 2017 was $313.8 million. The increase in debt is primarily a result of $65.4 million in debt associated with the JANAF acquisition.

•
WHLR's weighted-average interest rate was 4.8% with a term of 4.31 years at December 31, 2018 (including debt associated with assets held for sale). This compares to an interest rate of 4.6% and a term of 4.81 years at December 31, 2017.

•	Net investment properties as of December 31, 2018 totaled at $441.4 million (including assets held for sale), compared to $384.3 million as of December 31, 2017.

•	Refinanced six properties off of the KeyBank Credit Line and the loan encumbering LaGrange for a total of $20.3 million, and extended debt maturities out 5 years to 2023.

•
Paid down the Revere Term Loan, which matures in April 2019 with monthly principal payments of $100,000. The loan bears interest at 10.0%. The loan was paid down to $1.1 million, using the following sources: $4.3 million through property sales proceeds, $150 thousand through property refinancings and $1.3 million from operating cash.

•
In conjunction with the JANAF acquisition, the Company issued and sold 1,363,636 shares of Series D Preferred Stock, in a public offering. Each share of Series D Preferred Stock was sold to investors at an offering price of $16.50 per share. Net proceeds from the public offering totaled $21.2 million, which includes the impact of the underwriters' selling commissions, legal, accounting and other professional fees.

DIVIDENDS

•
For the quarter ended December 31, 2018, the Company had undeclared dividends of approximately $3.0 million to our holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

•
For the year ended December 31, 2018, the Company declared dividends of approximately $9.8 million and had undeclared dividends of $3.0 million to our holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

OPERATIONS AND LEASING

•	The Company's real estate portfolio is 89.4% leased.

•	Q4-2018 Leasing Activity

•	Executed 29 lease renewals totaling 131,600 square feet at a weighted-average increase of $0.53 per square foot, representing an increase of 4.83% over prior rates.

•	Signed 8 new leases totaling approximately 56,579 square feet with a weighted-average rate of $10.38 per square foot.

•	YTD 2018 Leasing Activity

•	Executed 119 lease renewals totaling 693,970 square feet at a weighted-average increase of $0.52 per square foot, representing an increase of 6.05% over prior rates.

•	Signed 55 new leases totaling approximately 290,986 square feet with a weighted-average rate of $9.06 per square foot.

•
The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next twelve months, including month-to month leases declined to approximately 7.08% at December 31, 2018, compared to 9.39% at December 31, 2017. At December 31, 2018, 50.75% of this expiring GLA is subject to renewal options.

•	Southeastern Grocers

•
The Company modified thirteen leases with Southeastern Grocers anchor tenants and recaptured four locations. These modifications primarily include a combination of increases and decreases to lease term and rental rates, as well as deferred landlord contributions for remodels. The Company recaptured Ladson Crossing, St. Matthews, South Park, and Tampa Festival in the second quarter of 2018. The Cypress Shopping Center lease expired on March 31, 2018. As part of the negotiated recaptures the Company received $246 thousand during the year ended December 31, 2018. The remaining lease modifications were approved by the Southeastern Grocers' bankruptcy court in the second quarter 2018. The initial annualized base rent impact of these modifications and recaptures is approximately $2.5 million. Three of these locations have been backfilled and two of these locations had rents commence in 2018 with the third location commencing rent in February 2019. These backfills reduce the impact on the Company's annualized base rent to $1.9 million.

SAME STORE RESULTS

•
Same-store NOI for the three months ended December 31, 2018 compared to December 31, 2017, declined by (8.30%) and (10.62%) on a cash basis. The same-store pool for the 3 months ended December 31, 2018, was comprised of 4.9 million square feet that the Company owned as of January 1, 2017. Same-store results were driven by a 5.78% decrease in property revenues, a result of a full quarter of Southeastern Grocers recaptures and rent modifications accompanied by anchor lease expirations at South Lake and Walnut Hill, the impact of a full quarter of the lease termination at Berkley Shopping Center and loss of rents on the Monarch Bank Building and Shoppes at Eagle Harbor sold in 2018. Same Store property expenses decreased 1.17% as a result of lower insurance expenses.

•
Same-store NOI for the year ended December 31, 2018 compared to December 31, 2017, declined by (4.01%) and (6.20%) on a cash basis. Same-store results for the year ended December 31, 2018, were driven, by a decrease of 2.66% in property revenues as a result of the impact of over half a year of Southeastern Grocers recaptures and rent modifications accompanied by anchor lease expirations at South Lake, Fort Howard and Walnut Hill, full year of rent modifications at Devine and loss of rents on the Monarch Bank Building and Shoppes at Eagle Harbor both sold in 2018, offset by $980 thousand in lease termination fees on Farm Fresh at Berkley Shopping Center. Property expenses increased 1.19% as a result of increased real estate taxes and utilities a direct result of vacant anchor space partially offset by a decrease in insurance expense. The tenant provision for credit losses decreased 12.25% primarily resulting from increased collections on accounts receivable.

ACQUISITIONS

•	As previously disclosed, the Company acquired JANAF, a retail shopping center located in Norfolk, Virginia, for a purchase price of $85.65 million in January 2018.

DISPOSITIONS

•	Sold Chipotle ground lease at Conyers Crossing for a contract price of $1.3 million, resulting in a gain of $1.0 million with net proceeds of $1.2 million.

•	Sold an undeveloped land parcel at Laskin Road for a contract price of $2.9 million, resulting in a $903 thousand gain with net proceeds of $2.7 million.

•	Sold Shoppes at Eagle Harbor for a contract price of $5.7 million, resulting in a $1.3 million gain with net proceeds of $2.1 million.

•	Sold Monarch Bank Building for a contract price of $1.8 million, resulting in a $151 thousand gain with net proceeds of $299 thousand.

SUPPLEMENTAL INFORMATION
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended December 31, 2018, including a supplemental presentation, are available at https://ir.whlr.us/.

CONFERENCE CALL DIAL-IN AND WEBCAST INFORMATION:
The Company will host a conference call and webcast on Wednesday, February 27, 2019 at 10:00 am Eastern Time to review its financial performance and operating results for the quarter ended December 31, 2018.

Conference Call and Webcast:
U.S. & Canada Toll Free: (877) 407-3101 / International: (201) 493-6789
Webcast: www.whlr.us via the Investor Relations Section

Replay:
U.S. & Canada Toll Free: (877) 660-6853 / International: (201) 612-7415
Conference ID#: 13679474
Available February 27, 2019 (one hour after the end of the conference call) to March 27, 2019 at 10:00 am Eastern Time.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

A copy of Wheeler’s Annual Report on Form 10-K, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

DEFINITIONS
FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding future generation of financial returns from its portfolio are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Mary Jensen
Investor Relations
(757) 627-9088 / mjensen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
REVENUE:
Rental revenues	$12,589	$10,891	$50,952	$44,156
Asset management fees	46	120	189	927
Commissions	38	141	140	899
Tenant reimbursements	3,258	2,905	12,595	11,032
Development and other revenues	136	239	1,833	1,521
Total Revenue	16,067	14,296	65,709	58,535
OPERATING EXPENSES:
Property operations	4,669	3,922	18,473	15,389
Non-REIT management and leasing services	16	(598)	75	927
Depreciation and amortization	6,151	5,776	27,094	26,231
Impairment of goodwill	5,486	—	5,486	—
Provision for credit losses	99	2,378	434	2,821
Impairment of notes receivable	1,739	5,261	1,739	5,261
Corporate general & administrative	1,749	2,509	8,228	7,364
Other operating expenses	—	—	250	—
Total Operating Expenses	19,909	19,248	61,779	57,993
Gain on disposal of properties	151	—	2,463	1,021
Operating (Loss) Income	(3,691)	(4,952)	6,393	1,563
Interest income	1	363	4	1,443
Interest expense	(5,288)	(4,168)	(20,228)	(17,165)
Net Loss from Continuing Operations Before Income Taxes	(8,978)	(8,757)	(13,831)	(14,159)
Income tax expense (benefit)	32	38	(40)	(137)
Net Loss from Continuing Operations	(8,946)	(8,719)	(13,871)	(14,296)
Discontinued Operations
(Loss) income from discontinued operations	(3,938)	—	(3,938)	16
Gain on disposal of properties	—	—	903	1,502
Net (Loss) Income from Discontinued Operations	(3,938)	—	(3,035)	1,518
Net Loss	(12,884)	(8,719)	(16,906)	(12,778)
Less: Net loss attributable to noncontrolling interests	(336)	(519)	(406)	(684)
Net Loss Attributable to Wheeler REIT	(12,548)	(8,200)	(16,500)	(12,094)
Preferred Stock dividends - declared	(169)	(2,496)	(9,790)	(9,969)
Preferred Stock dividends - undeclared	(3,037)	—	(3,037)	—
Net Loss Attributable to Wheeler REIT Common Shareholders	$(15,754)	$(10,696)	$(29,327)	$(22,063)

Loss per share from continuing operations (basic and diluted)	$(1.25)	$(1.22)	$(2.85)	$(2.70)
(Loss) income per share from discontinued operations	(0.41)	—	(0.32)	0.16
Total loss per share	$(1.66)	$(1.22)	$(3.17)	$(2.54)
Weighted-average number of shares:
Basic and Diluted	9,484,185	8,739,455	9,256,234	8,654,240

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except par value and share data)

	December 31,
	2018	2017
ASSETS:
Investment properties, net	$433,142	$375,199
Cash and cash equivalents	3,544	3,677
Restricted cash	14,455	8,609
Rents and other tenant receivables, net	5,539	5,619
Notes receivable, net	5,000	6,739
Goodwill	—	5,486
Assets held for sale	8,982	9,135
Above market lease intangible, net	7,346	8,778
Deferred costs and other assets, net	30,073	34,432
Total Assets	$508,081	$457,674
LIABILITIES:
Loans payable, net	$360,117	$307,375
Liabilities associated with assets held for sale	4,632	792
Below market lease intangible, net	10,045	9,616
Accounts payable, accrued expenses and other liabilities	12,077	10,579
Dividends payable	—	5,480
Total Liabilities	386,871	333,842
Commitments and contingencies	—	—
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 and 2,237,000 shares issued and outstanding; $91.98 million and $55.93 million aggregate liquidation preference, respectively)	76,955	53,236

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 and 1,875,848 shares issued and outstanding, respectively; $46.90 million aggregate liquidation preference)	41,000	40,915
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,511,464 and 8,744,189 shares issued and outstanding, respectively)	95	87
Additional paid-in capital	233,697	226,978
Accumulated deficit	(233,184)	(204,925)
Total Shareholders’ Equity	42,061	63,508
Noncontrolling interests	2,194	7,088
Total Equity	44,255	70,596
Total Liabilities and Equity	$508,081	$457,674

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended December 31,
	Same Stores		New Stores		Total		Year Over Year Changes
	2018	2017	2018	2017	2018	2017	$	%
Net loss	$(12,852)	$(8,719)	$(32)	$—	$(12,884)	$(8,719)	$(4,165)	(47.77)%
Depreciation and amortization of real estate assets	4,855	5,776	1,296	—	6,151	5,776	375	6.49%
Impairment of goodwill	5,486	—	—	—	5,486	—	5,486	100.00%
Impairment of land	3,938	—	—	—	3,938	—	3,938	100.00%
Gain on disposal of properties	(151)	—	—	—	(151)	—	(151)	(100.00)%
FFO	$1,276	$(2,943)	$1,264	$—	$2,540	$(2,943)	$5,483	186.31%

	Years Ended December 31,
	Same Stores		New Stores		Total		Year Over Year Changes
	2018	2017	2018	2017	2018	2017	$	%
Net loss	$(16,696)	$(12,778)	$(210)	$—	$(16,906)	$(12,778)	$(4,128)	(32.31)%
Depreciation and amortization of real estate assets	22,386	26,231	4,708	—	27,094	26,231	863	3.29%
Impairment of goodwill	5,486	—	—	—	5,486	—	5,486	100.00%
Impairment of land	3,938	—	—	—	3,938	—	3,938	100.00%
Gain on disposal of properties	(2,463)	(1,021)	—	—	(2,463)	(1,021)	(1,442)	(141.23)%
Gain on disposal of properties-discontinued operations	(903)	(1,502)	—	—	(903)	(1,502)	599	39.88%
FFO	$11,748	$10,930	$4,498	$—	$16,246	$10,930	$5,316	48.64%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net Loss	$(12,884)	$(8,719)	$(16,906)	$(12,778)
Depreciation and amortization of real estate assets	6,151	5,776	27,094	26,231
Impairment of goodwill	5,486	—	5,486	—
Impairment of land	3,938	—	3,938	—
Gain on disposal of properties	(151)	—	(2,463)	(1,021)
Gain on disposal of properties-discontinued operations	—	—	(903)	(1,502)
FFO	2,540	(2,943)	16,246	10,930
Preferred stock dividends-declared	(169)	(2,496)	(9,790)	(9,969)
Preferred stock dividends-undeclared	(3,037)	—	(3,037)	—
Preferred stock accretion adjustments	169	204	678	809
FFO available to common shareholders and common unitholders	(497)	(5,235)	4,097	1,770
Impairment of notes receivable	1,739	5,261	1,739	5,261
Acquisition and development costs	(46)	269	300	1,101
Capital related costs	168	195	576	663
Other non-recurring and non-cash expenses (1)	—	117	103	294
Share-based compensation	213	135	940	870
Straight-line rent	(244)	(146)	(1,197)	(712)
Loan cost amortization	681	578	2,363	3,087
Accrued interest income	—	774	—	415
(Below) above market lease amortization	(274)	5	(695)	453
Recurring capital expenditures and tenant improvement reserves	(285)	(245)	(1,143)	(941)
AFFO	$1,455	$1,708	$7,083	$12,261

Weighted Average Common Shares	9,484,185	8,739,455	9,256,234	8,654,240
Weighted Average Common Units	259,054	639,555	389,421	702,168
Total Common Shares and Units	9,743,239	9,379,010	9,645,655	9,356,408
FFO per Common Share and Common Units	$(0.05)	$(0.56)	$0.42	$0.19
AFFO per Common Share and Common Units	$0.15	$0.18	$0.73	$1.31

(1)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited, in thousands)

	Three Months Ended December 31,
	Same Store		New Store		Total
	2018	2017	2018	2017	2018	2017
	(in thousands)
Net Loss	$(12,852)	$(8,719)	$(32)	$—	$(12,884)	$(8,719)
Adjustments:
Net Loss from Discontinued Operations	3,938	—	—	—	3,938	—
Income tax benefit	(32)	(38)	—	—	(32)	(38)
Interest expense	4,542	4,168	746	—	5,288	4,168
Interest income	(1)	(363)	—	—	(1)	(363)
Gain on disposal of properties	(151)	—	—	—	(151)	—
Corporate general & administrative	1,729	2,509	20	—	1,749	2,509
Impairment of notes receivable	1,739	5,261	—	—	1,739	5,261
Provision for credit losses- non-tenant	—	2,364	—	—	—	2,364
Impairment of goodwill	5,486	—	—	—	5,486	—
Depreciation and amortization	4,855	5,776	1,296	—	6,151	5,776
Non-REIT management and leasing services	16	(598)	—	—	16	(598)
Development income	—	(83)	—	—	—	(83)
Asset management and commission revenues	(84)	(261)	—	—	(84)	(261)
Property Net Operating Income	$9,185	$10,016	$2,030	$—	$11,215	$10,016

Property revenues	$13,146	$13,952	$2,837	$—	$15,983	$13,952
Property expenses	3,876	3,922	793	—	4,669	3,922
Provision for credit losses- tenant	85	14	14	—	99	14
Property Net Operating Income	$9,185	$10,016	$2,030	$—	$11,215	$10,016

	Years Ended December 31,
	Same Store		New Store		Total
	2018	2017	2018	2017	2018	2017
	(in thousands)
Net Loss	$(16,696)	$(12,778)	$(210)	$—	$(16,906)	$(12,778)
Adjustments:
Net Loss (Income) from Discontinued Operations	3,035	(1,518)	—	—	3,035	(1,518)
Income tax expense	40	137	—	—	40	137
Interest expense	17,379	17,165	2,849	—	20,228	17,165
Interest income	(4)	(1,443)	—	—	(4)	(1,443)
Gain on disposal of properties	(2,463)	(1,021)	—	—	(2,463)	(1,021)
Other operating expenses	—	—	250	—	250	—
Corporate general & administrative	8,136	7,364	92	—	8,228	7,364
Impairment of notes receivable	1,739	5,261	—	—	1,739	5,261
Provision for credit losses- non-tenant	(77)	2,364	—	—	(77)	2,364
Impairment of goodwill	5,486	—	—	—	5,486	—
Depreciation and amortization	22,386	26,231	4,708	—	27,094	26,231
Non-REIT management and leasing services	75	927	—	—	75	927
Development income	—	(537)	—	—	—	(537)
Asset management and commission revenues	(329)	(1,826)	—	—	(329)	(1,826)
Property Net Operating Income	$38,707	$40,326	$7,689	$—	$46,396	$40,326

Property revenues	$54,680	$56,172	$10,700	$—	$65,380	$56,172
Property expenses	15,572	15,389	2,901	—	18,473	15,389
Provision for credit losses- tenant	401	457	110	—	511	457
Property Net Operating Income	$38,707	$40,326	$7,689	$—	$46,396	$40,326

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited, in thousands)

		Three Months Ended December 31,		Years Ended December 31,
		2018	2017	2018	2017
Net Loss		$(12,884)	$(8,719)	$(16,906)	$(12,778)
Add back:	Depreciation and amortization (1)	5,877	5,781	26,399	26,684
	Interest Expense (2)	5,288	4,168	20,228	17,174
	Income tax (benefit) expense	(32)	(38)	40	137
EBITDA		(1,751)	1,192	29,761	31,217
Adjustments for items affecting comparability:
	Acquisition and development costs	(46)	269	300	1,101
	Capital related costs	168	195	576	663
	Other non-recurring and non-cash expenses (3)	—	117	103	294
	Impairment of goodwill	5,486	—	5,486	—
	Impairment of notes receivable	1,739	5,261	1,739	5,261
	Impairment of land-discontinued operations	3,938	—	3,938	—
	Gain on disposal of properties	(151)	—	(2,463)	(1,021)
	Gain on disposal of properties-discontinued operations	—	—	(903)	(1,502)
Adjusted EBITDA		$9,383	$7,034	$38,537	$36,013

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization and amounts associated with discontinued operations.

(3)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2018.